                                                                    EXHIBIT 12.1

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES(A)
                             (DOLLAR IN THOUSANDS)
                                  (UNAUDITED)

                                                   53 WEEKS         52 WEEKS         52 WEEKS         52 WEEKS         52 WEEKS
                                                    ENDED            ENDED            ENDED            ENDED            ENDED
                                                 FEBRUARY 3,      FEBRUARY 2,      JANUARY 31,      JANUARY 30,      JANUARY 29,
                                                     1991             1992             1993             1994             1995
                                                 ------------     ------------     ------------     ------------     ------------
Earnings (loss) before income taxes,
 cumulative effect of change in accounting
 and extraordinary item......................      $(25,529)        $(27,734)        $  2,792         $ 30,317         $ 32,118
Add:
  Portion of rents representative of the
    interest factor..........................        12,936           15,135           17,745           19,218           19,467
  Capitalized interest.......................           915              510            1,074              740              325
  Interest expense...........................       128,477          130,206          125,611          108,755          112,651
                                                 ------------     ------------     ------------     ------------     ------------
  Earnings as adjusted.......................      $116,799         $118,117         $147,222         $159,030         $164,561
                                                  =========        =========        =========        =========        =========
Fixed charges:
  Interest expense...........................       128,477          130,206          125,611          108,755          112,651
  Capitalized interest.......................           915              510            1,074              740              325
  Portion of rents representative of the
    interest factor..........................        12,936           15,135           17,745           19,218           19,467
                                                 ------------     ------------     ------------     ------------     ------------
  Total fixed charges........................      $142,328         $145,851         $144,430         $128,713         $132,443
                                                  =========        =========        =========        =========        =========
Ratio of earnings to fixed charges...........            --(b)            --(b)          1.02             1.24             1.24
                                                  =========        =========        =========        =========        =========

- ---------------

(a) The ratio of earnings to fixed charges has been computed based upon net earnings (loss) before income taxes, extraordinary item and fixed charges. Fixed charges consist of interest expense (including amortization of self-insurance reserves discount), capitalized interest, amortization of debt discount and expense and one-third of rental expense (the proportion deemed representative of the interest factor).


(b) Earnings before income taxes and fixed charges were insufficient to cover fixed charges for the periods ended February 3, 1991 and February 2, 1992 by $25,529 and $27,734, respectively.

                                                                    EXHIBIT 12.1

                         FOOD 4 LESS SUPERMARKETS, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                                            52 WEEKS
                                                                                                                             ENDED
                                          53 WEEKS ENDED       52 WEEKS ENDED       52 WEEKS ENDED       52 WEEKS ENDED     JUNE 25,
                                          JUNE 30, 1990        JUNE 29, 1991        JUNE 27, 1992        JUNE 26, 1993        1994
                                        ------------------   ------------------   ------------------   ------------------   --------
                                                    FIXED                FIXED                FIXED                FIXED
                                        EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS
                                        --------   -------   --------   -------   --------   -------   --------   -------   --------
Loss before provision for income taxes
 and extraordinary charges............  $(9,106 )  $    --   $(3,387 )  $    --   $(25,555)  $    --   $(25,936)  $    --   $    --
Add: Fixed charges:
Interest expense including
  amortization of deferred financing
  costs...............................   50,789     50,789    50,084     50,084     70,211    70,211     69,732    69,732    68,250
Interest factor in rent expense(1)....    3,814      3,814     6,523      6,523     15,569    15,569     14,835    14,835    16,596
                                        --------   -------   --------   -------   --------   -------   --------   -------   --------
                                        $45,497    $54,603   $53,220    $56,607   $ 60,225   $85,780   $ 58,631   $84,567   $84,846
                                        =======    =======   =======    =======   ========   =======   ========   =======   =======
Ratio of earnings to fixed charges....       --                   --                    --                   --                 1.0
                                        =======              =======              ========             ========             =======
Deficiency of earnings to cover fixed
  charges.............................  $ 9,106              $ 3,387              $ 25,555             $ 25,936                  --
                                        =======              =======              ========             ========             =======


                                                    28 WEEKS ENDED       28 WEEKS ENDED
                                                   JANUARY 8, 1994      JANUARY 7, 1995
                                                  ------------------   ------------------
                                         FIXED                FIXED                FIXED
                                        CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES
                                        -------   --------   -------   --------   -------
Loss before provision for income taxes
 and extraordinary charges............  $    --   $  (321 )  $    --   $(8,228 )  $    --
Add: Fixed charges:
Interest expense including
  amortization of deferred financing
  costs...............................   68,250    36,862     36,862    37,684     37,684
Interest factor in rent expense(1)....   16,596     8,667      8,667    10,158     10,158
                                        -------   --------   -------   --------   -------
                                        $84,846   $45,208    $45,529   $39,614    $47,842
                                        =======   =======    =======   =======    =======
Ratio of earnings to fixed charges....                 --                   --
                                                  =======              =======
Deficiency of earnings to cover fixed
  charges.............................            $   321              $ 8,228
                                                  =======              =======

- ---------------
(1) Calculated as one-third of minimum rent expense (see note 5 in the audited financial statements):

                                                    1990                 1991                 1992                 1993
                                                   -------              -------              -------              -------
Minimum rent..........................             $11,443              $19,570              $46,706              $44,504
Interest factor.......................                  /3                   /3                   /3                   /3
                                                   -------              -------              -------              -------
                                                   $ 3,814              $ 6,523              $15,569              $14,835
                                                   =======              =======              =======              =======

                                                    28 WEEKS ENDED       28 WEEKS ENDED
                                         1994      JANUARY 8, 1994      JANUARY 7, 1995
                                        -------   ------------------   ------------------
Minimum rent..........................  $49,788          $26,002            $30,473
Interest factor.......................       /3               /3                 /3
                                        -------          -------            -------
                                        $16,596          $ 8,667            $10,158
                                        =======          =======            =======



                                   Page 2 of 2